As filed with the Securities and Exchange Commission on August 1, 2008.
Registration No. 333- 91432

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

______________

THE LACLEDE GROUP, INC.

______________

720 Olive Street
St. Louis, Missouri 63101
(Exact name of Registrant as specified in its charter)
(Address of Principal Executive Offices)

Missouri	74-2976504
(State of Incorporation)	(I.R.S. Employer Identification No.)

Employees’ Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc.
(Full Title of the Plan)

D. H. Yaeger or M. C. Kullman
720 Olive Street, St. Louis, Missouri  63101
314-342-0500
(Address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Nonaccelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

The Laclede Group, Inc. (“Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 333-91432, filed on June 28, 2002 (the “Registration Statement”), to deregister unsold securities of the Registrant offered under the Employee’ Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc. (the “Plan”).

On March 31, 2008, Registrant sold 100% of its interest in SM&P Utility Resources to an affiliate of Kohlberg & Company.  As a result of such sale, Registrant’s stock is no longer offered as an investment to Plan participants.

Pursuant to undertaking (a)(3) made by the Registrant in the Undertaking item of the Registration Statement, Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

Signatures

The Registrant

Pursuant to the requirements of the Securities Act of 1933, The Laclede Group, Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, on the 1st day of August, 2008.

The Laclede Group, Inc.
By:	/s/ Mark D. Waltermire
Mark D. Waltermire Chief Financial Officer

 Pursuant to the requirement of the Securities Act of 1933, this to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President, CEO and director (Principal Executive Officer)	August 1, 2008
D. H. Yaeger

/s/ M. D. Waltermire	Chief Financial Officer (Principal financial and accounting officer)	August 1, 2008
M. D. Waltermire

*	Director	August 1, 2008
A. W. Donald

*	Director	August 1, 2008
E. L. Glotzbach

*	Director	August 1, 2008
A. V. Leness

*	Director	August 1, 2008
W. S. Maritz

*	Director	August 1, 2008
W. E. Nasser

*	Director	August 1, 2008
B. D. Newberry

*	Director	August 1, 2008
J. P Stupp, Jr.

*	Director	August 1, 2008
M. A. Van Lokeren

*	BY /s/ Mary C. Kullman
Mary C. Kullman Attorney In Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Power of Attorney